Exhibit 10.17

AMENDMENT #1
TO $333,000 PROMISSORY NOTE DATED FEBRUARY 6, 2013

The parties agree that the $333,000 Promissory Note (the "Note") by and between Max Sound Corporation (the "Company") and Vista Capital Investments, LLC (the "Holder") is hereby amended as follows:

1.      Note Amount. The amount of the Note is hereby increased from $333,000 to $444,000. The first two sentences of the second paragraph of the Note are hereby amended and replaced with the following: "The Original Principal Amount is $444,000 (four hundred forty four thousand) plus accrued and unpaid interest and any other fees. The Consideration is $400,000 (four hundred thousand) payable by wire (there exists a $44,000 original issue discount (the "OID")). "

ALL OTHER TERMS AND CONDITIONS OF THE NOTE, AS PREVIOUSLY AMENDED, REMAIN IN FULL FORCE AND EFFECT.

Please indicate acceptance and approval of this amendment dated July 25, 2014 by signing below:

/s/Gregory J. Alpern	/s/David Clark
Gregory J. Alpern	David Clark
Max Sound Corporation	Vista Capital Investments, LLC
Chief Executive Officer	Principal